UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No. 1)

_____________________________

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL EXCHANGE-TRADED FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

[X]    No fee required.

[ ]    Fee paid previously with preliminary materials.

[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE
This Amendment No. 1 (the "Proxy Amendment") to the definitive proxy statement on Schedule 14A (the "Proxy Statement") filed by Principal Exchange-Traded Funds (the “Company”), on behalf of its series Principal Capital Appreciation Select ETF, with the Securities and Exchange Commission on October 13, 2026 amends and replaces Appendix A included in the Proxy Statement. After filing the Proxy Statement, the Company discovered that, due to a clerical error, the number of Outstanding Shares and certain Share Ownership numbers reported for the Fund on Appendix A were incorrect.
Please note that no changes have been made to the body of the Proxy Statement and that a corrected version of the Outstanding Shares and Share Ownership Tables are included below. The information set forth in the Proxy Statement remains unchanged except as set forth in this Proxy Amendment.

APPENDIX A
OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the Record Date, the number of shares outstanding and entitled to vote for the Fund.

ETF	Shares Outstanding
Principal Capital Appreciation Select ETF	55,900,001
As of the Record Date, the PETF trustees and officers together owned beneficially less than 1% of the outstanding shares of the Fund.
As of the Record Date, the following persons owned of record, or were known by PETF to own beneficially, 5% or more of the outstanding shares of the Fund.
PRINCIPAL CAPITAL APPRECIATION SELECT ETF

Percent of Ownership	Number of Shares	Name and Address of Owner
79.68%	44,540,000	State Street Bank and Trust Company
		John Hancock Tower
		200 Clarendon St
		Boston, MA 02116
11.60%	6,486,431	National Financial Services LLC
		200 Liberty St.
		One World Financial Center
		New York, NY 10281-1003
7.51%	4,200,667	Apex Clearing Corporation
		350 N. St. Paul St, Suite 1300
		Dallas, TX 75201
A-1